Exhibit 23
                                                                    ----------





                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------


The Board of Directors LabOne, Inc.:


We consent to incorporation by reference in the Registration Statement Nos. 33-22865, 33-41681, 33-49818 and 33-51484 on Forms S-8 of LabOne, Inc. of our
report dated February 3, 1995, except as to footnote 13, which is as of February 10, 1995, relating to the consolidated balance sheets of LabOne, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994, annual report on Form 10-K of LabOne, Inc.





KPMG Peat Marwick LLP



Kansas City, Missouri
March 23, 1995




















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